Exhibit 9

RADIUS HEALTH, INC.

POWER OF ATTORNEY

Know all by these presents, that each of the undersigned hereby constitutes and appoints Morag Law, signing singly and each acting individually, as the undersigned’s true and lawful attorneys-in-fact to:

(1)           execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer and/or director and/or beneficial owner of Radius Health, Inc. (the “Company”), Schedules 13D and 13G in accordance with Section 13(d) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder;

(2)           do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Schedule 13D or 13G and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3)           take any other action of any type whatsoever in connection with the foregoing which, in the opinion of any such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by any such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 13 of the Securities Exchange Act of 1934, as amended, or Regulation 13D-G promulgated thereunder.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Schedules 13D or 13G with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by each of the undersigned, respectively, in a signed writing delivered to the foregoing attorney-in-fact.

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IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 24th day of February, 2014.

GLOBEWAYS HOLDINGS LIMITED

By:	/s/ Barbara Haldi /s/ Vincent McCartney
Name: Barbara Haldi, Clambake Limited & Vincent McCartney, Cellar Limited, Directors of Corporate Directors

[Other Signatories Omitted]